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                                                                   Exhibit 10.13


                                                             (G MED LOGO)

       ACT OF ASSIGNMENT OF OPTIONS UNDER THE PROVISIONS OF THE "2006-2007
                            EMPLOYEE INCENTIVE PLAN"


Dear Sir:

            MICHAEL DAVIN


DELIVERED BY HAND

Registration Number:


    On May 13, 2005 the Board of Directors of El.En. S.p.A. voted to assign to you the Options specified below upon the terms and conditions as incorporated from the regulations of the "2006-2007 Employee Incentive Plan" approved by the Board of Directors as of such date.


No. Of Options                       20,000 (each Option carries the right, upon payment of the Underwriting
                                     Price, to underwrite One Share of El.En. S.p.A.)

Assignment Date                      May 13, 2005

Subscription Price                   E 24.23 (twenty-four point twenty-three Euro)

Deadline for exercise of             with respect to        Notification of Exercise of the Option must be
option on penalty of                 10,000 Options         received by the Company between May 15, 2006 to
cancellation                                                July 16, 2007

                                     with respect to        Notification of Exercise of the Option must be
                                     10,000 Options         received by the Company between May 15, 2007 and
                                                            July 16, 2007


    The provisions of the "Rules of the 2006-2007 Incentive Plan" with respect to "ordinary shares of El.En. S.p.A." stock shall be applicable to all other matters not contemplated herein.

    Please return a copy of this document signed to acknowledge acceptance.



    Very truly yours,



     /s/ Gabriele Clementi
    -------------------------------
    The Chairman of the Board of Directors
           Ing. Gabriele Clementi



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    The undersigned Michael Davin, as an employee of Cynosure Inc, a subsidiary of El.En. S.p.A.


                               EXPRESSLY DECLARES



    (a) that as a premise and essential condition of the aforesaid assignment, he accepts all of the provisions contained in the Rules of the 2006-2007 Incentive Plan in favor of the employees of the El.En Group approved by the Board of Directors on May 13, 2005;

    (b) that he shall undertake to respect all of the provisions of the Rules of the 2006-2007 Incentive Plan;

    (c) that he is well aware of the contents of the Rules of the 2006-2007 Incentive Plan;

    (d) that he is well apprised of the risks connected with the operation as governed by the Rules of the 2006-2007 Incentive Plan, and that he has carefully considered the same.



          Sincerely yours,




    for acceptance



    Date       9/27/05
         -----------------



                                                          /s/ Michael Davin
                                                      --------------------------
                                                          [Employee Signature]



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        RULES FOR THE "2006-2007 EMPLOYEE INCENTIVE PLAN" WITH RESPECT TO
                THE ORDINARY SHARES OF EL.EN-JOINT-STOCK COMPANY


                                    PREMISES

The premise and objective of these Rules and of the Incentive Plan subject thereto is that of involving certain employees (the "EMPLOYEES" as hereinafter defined) of the GROUP (as hereinafter defined) in the future economic and strategic development of said Group, by allowing said EMPLOYEES to share in the benefits, not solely economic, of such development. More particularly, the present Incentive Plan is primarily intended to provide incentives to the EMPLOYEES of the COMPANY (as hereinafter defined) and, secondarily, to maintain a relationship of collaboration between the EMPLOYEES and the GROUP, so as to consolidate the technical and technological capabilities developed by the GROUP, thus enabling the COMPANY to enjoy the internal stability which is necessary if it is to successfully overcome the challenges of a marketplace that is continually growing and evolving especially in terms of competition; and, furthermore, to grow through the industrial and managerial phase that followed the expansion of the Company and its listing on the public stock exchange.

                                      * * *

ARTICLE 1         INCENTIVE PLAN OBJECTIVES

1.1. The option rights governed herein (hereinafter defined as the "OPTIONS") shall be assigned in conformity with the provisions: (i) of the resolution of the Extraordinary Assembly of July 16 (sixteen), 2002 (two thousand two) (hereinafter defined as the "APPROVAL RESOLUTION") of the company El.En., a Joint-Stock Company (hereinafter defined as the "COMPANY"), that conferred on the Board of Directors the authorization, under Article 2443 of the Civil Code, of effecting an increase in the social capital up to a maximum nominal amount of 124,800 (one hundred twenty-four thousand eight hundred) Euro to be used for purposes of a plan of incentives in favor of the employees of the Company and of the subsidiaries controlled by it (hereinafter defined as the "GROUP"); (ii) of the resolution of the Board of Directors of the COMPANY adopted on May 13 (thirteen), 2005 (two thousand five), which, in implementation of the APPROVAL RESOLUTION, effected an increase in the social capital up to a total maximum nominal amount of 72,800 Euro; and (iii) of any other resolutions increasing the social capital that may be adopted by the Board of Directors in execution of the APPROVAL RESOLUTION. The assignment of the OPTIONS and of the rights and obligations with respect thereto is subject to the conditions established by the present rules (the "RULES").

ARTICLE 2         ASSIGNMENT OF THE OPTIONS FOR THE UNDERWRITING OF THE SHARES

2.1. The OPTIONS subject to these RULES shall be assigned exclusively in favor of the class of Directors, Senior Management and Employees of the GROUP - as personnel of the GROUP itself - who, at the time of the assignment, enjoy a work relationship with one of the companies of the GROUP (hereinafter severally defined as "EMPLOYEES" and each individually defined as an "EMPLOYEE").



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2.2.     The Board of Directors of the COMPANY, in conformity with the powers conferred upon it by the extraordinary assembly of the COMPANY met on July 16 (sixteen), 2002 (two thousand two), and within the maximum limits established by said assembly, shall have and has wide discretion to determine: (i) which EMPLOYEES shall receive assignment of the OPTIONS, (ii) the number of OPTIONS to be assigned to each EMPLOYEE,
         (iii) the terms and conditions for the exercise of the OPTIONS, all in application of the RULES herein.

2.3. The EMPLOYEES who are holders of the OPTIONS shall have the right to underwrite one share of the COMPANY for each of the OPTIONS assigned to them, and have normal entitlement thereof, upon payment of the UNDERWRITING PRICE (as hereinafter defined) with respect to which the portion which exceeds the nominal value shall be considered as paid-in surplus.

2.4. The OPTIONS shall be awarded gratis to the EMPLOYEES, except for a resolution to the contrary of the Board of Directors.

2.5. The OPTIONS and all of the rights vested in such option rights, shall be considered strictly personal, nominal, not transferable and non-negotiable (without prejudice to their assignment in case of death, but always within the limitations of the present RULES), and therefore cannot be subjected to liens or used as collateral for debts or contractual guarantees undertaken by each of the EMPLOYEES with respect to the GROUP or with respect to third parties.

ARTICLE 3         TERMS FOR THE EXERCISE OF THE OPTIONS

3.1. The EMPLOYEES holders of OPTIONS shall have the right to exercise said OPTIONS and to underwrite the respective shares in the manner and under the terms and conditions specified by these RULES and in particular by this Article 3, as amended from time to time by additional terms contained in resolutions that the Board of Directors may consider it opportune to adopt from time to time.

3.2. In the event that an EMPLOYEE should desire to exercise the OPTIONS, he or she shall notify the COMPANY in writing, by filling out the notification form attached to these RULES as Annex "A", including the exercise of the respective OPTIONS and his or her commitment to underwrite the number of shares corresponding to the OPTIONS, and payment of the UNDERWRITING PRICE (such notification is hereinafter defined as the "NOTIFICATION OF EXERCISE").

3.3. The OPTIONS may be exercised in one or more 'packets' in accordance with the terms voted on from time to time by the Board of Directors, which with every assignment of the OPTIONS shall also specify the period of time within which the NOTIFICATION OF EXERCISE with respect to the OPTIONS assigned from time to time must be communicated to the COMPANY.

3.4. At the time of the exercise of the OPTIONS, the EMPLOYEES shall be obligated to pay into the treasury of the COMPANY the UNDERWRITING PRICE for each of the SHARES to be underwritten. The UNDERWRITING PRICE shall be determined by the Board of

         Directors in full conformity with the provisions prescribed by the Extraordinary Assembly of the COMPANY on July 16 (sixteen), 2002 (two thousand two).

3.5. The exercise of the OPTIONS (hereinafter defined as the "EXERCISE OF THE OPTIONS") shall be considered to have been validly executed on the date that the COMPANY receives the NOTIFICATION OF EXERCISE together with the UNDERWRITING PRICE. The underwriting date of the shares (hereinafter defined as the "DATE OF EXERCISE") shall be the date determined by the Board of Directors.

3.6. The underwriting of the shares shall take place simultaneously with payment to the COMPANY of the whole of the UNDERWRITING PRICE (naturally multiplied by the number of SHARES) as determined by the Board of Directors at the time of the assignment of the OPTIONS. The UNDERWRITING PRICE shall be paid to the COMPANY net commissions and other expenses to be paid by the COMPANY. Therefore the EMPLOYEE shall pay to the COMPANY such amounts, in conformity with the respective administrative and accounting procedures, as the COMPANY shall determine.

3.7. The COMPANY shall make available to the EMPLOYEE all of the shares underwritten by said EMPLOYEE as soon as possible.

3.8. The shares of the COMPANY underwritten by the EMPLOYEES (subsequent to the exercise of the OPTIONS) shall yield the same benefits as the ordinary shares of the COMPANY on the date of underwriting and shall be provided with the current coupons as of said date.

3.9. In the event that the NOTIFICATION OF EXERCISE shall not have been received by the COMPANY within the period prescribed by the Board of Directors for the exercise of the assigned options, or in the event of the failure to pay the whole of the UNDERWRITING PRICE to the COMPANY on the part of the EMPLOYEE within the period prescribed by the preceding Article 3.6, the EMPLOYEE shall definitively lose the right to exercise the OPTIONS assigned to him or her and the option rights with respect to the OPTIONS shall be considered definitively annulled with the consequent release from the commitments undertaken by the the COMPANY and by the individual EMPLOYEE.

ARTICLE 4 CONDITIONS GOVERNING THE OPTIONS IN THE EVENT OF THE TERMINATION OF THE WORK RELATIONSHIP

4.1. The right to exercise the OPTIONS shall be subordinate to the employment status of the EMPLOYEE with the GROUP on the date of reception of the NOTIFICATION OF EXERCISE.

4.2. Therefore it is understood that, if within the period between (i) the date of the assignment of the OPTIONS and (ii) the date of the reception of the NOTIFICATION OF EXERCISE, subject to the terms provided for by these RULES, or by the deadline for the exercise of the option right, as determined by the Board of Directors (hereinafter defined as the "DEADLINE"), the work relationship between the EMPLOYEE and the GROUP should cease to exist due to the resignation of the EMPLOYEE or due to dismissal for just cause or in any case for default attributable to the EMPLOYEE, the EMPLOYEE shall definitively lose his or her right to exercise all of the OPTIONS assigned to the same under the provisions of these RULES, with the consequent annulment of his or her respective right to underwrite the shares. The annulment of the aforesaid rights shall be automatic, without obligation of notification or of any other formality, and shall be effective as of the time of the termination of the work relationship itself, which by express covenant shall be the date of the beginning of any period of prior notice.

4.3. It shall be understood that, if during the period between (i) the date of the assignment of the OPTIONS and (ii) the DEADLINE, the work relationship between the EMPLOYEE and the GROUP should cease to exist, due to (a) death or (b) a degree of invalidity such as to not permit the continuation of the work relationship or (c) the dismissal of the EMPLOYEE, for different reasons than those indicated in the preceding
         Article 4.2, the EMPLOYEE and/or the successors and assigns of said EMPLOYEE shall have the right to exercise all of the OPTIONS assigned to the EMPLOYEE under the present RULES. The exercise of the OPTIONS shall not be executed in a manner other than that provided for in the present RULES and different from that provided for from time to time by the Board of Directors with respect to the assignment of the OPTIONS.

ARTICLE 5         PROHIBITIONS WITH RESPECT TO THE SHARES

5.1. The Board of Directors of the COMPANY has and shall have the authority to enact by means of its own resolution prohibitions regarding the circulation of the shares that are subject to the assigned OPTIONS.

ARTICLE 6         EXTRAORDINARY OPERATIONS OF THE COMPANY

6.1. The Board of Directors, in its exclusive judgment, shall have the authority to revise, in complete respect of the law, of the procedures and conditions with respect to the exercise of the OPTIONS, in the event of extraordinary operations such as, for illustrative purposes only:

(i)      free increase of capital;

(ii) increase of capital paid for with the issuance of options for new shares, including service of convertible bonds either with warrant or with service of warrants valid for their underwriting, and in any case all of the operations on the capital and/or reserves that give rise to the issuance of a negotiable right;

(iii)    reductions due to losses;

(vi)     operations of merging or splitting of the COMPANY;

(v)      distribution of extraordinary dividends of the shares;

(vi) reductions of the capital by means of cancellation of shares, except for any shares held by the COMPANY;

(vii)    any Public Offerings for Purchase or Exchange.

ARTICLE 7         COMMUNICATIONS

7.1. All communications among the COMPANY and the EMPLOYEES with respect to the present RULES shall be in writing and delivered by registered letter with return receipt, or by registered letter delivered by hand with receipt of delivery signed by the addressee, and they shall be deemed to have been validly effected upon the date of reception by the addressee. Those communications sent to the COMPANY shall be sent to the address of its legal domicile to the attention of the Chairman of the Board of Directors, and those communications sent to each EMPLOYEE shall be sent to the address provided by the respective EMPLOYEE and in the absence of said address to the address known to the COMPANY at the time of the termination of the work relationship.

ARTICLE 8         ACCEPTANCE OF THE PRESENT RULES

8.1. Signature of the present RULES shall entail the full acceptance of all of the provisions, conditions and terms fixed and regulated by the said RULES.

ARTICLE 9         CHANGES IN RETIREMENT AND TAX REGULATIONS

9.1. In the event that, due to intervening amendments to the present retirement and tax regulations and of any other applicable regulations or changes in the respective interpretation or application thereof, the enactment of the present RULES should entail additional retirement-related, tax or other responsibilities on the part of the COMPANY, the present RULES may be amended or annulled by the COMPANY with respect to the part that has not yet been executed, and this shall not give the affected parties any right to indemnification or to compensation for the OPTIONS which have not yet been assigned or exercised.

ARTICLE 10        MISCELLANEOUS

10.1 It is expressly covenanted that the participation of the EMPLOYEE in the OPTION assignment program subject of the present RULES does not constitute, nor does it confer any right or expectation or claim of any kind whatsoever, including in the future, with respect to or in connection with the work relationship of the EMPLOYEE. Said work relationship shall continue to be governed by the existing laws and covenants.

10.2 All of the time periods provided for in the present RULES shall be understood to be absolute, except that in the event that a period falls on a non-working day in Italy, said period shall be automatically deferred to the immediately following work day.

10.3 With the acceptance of the present RULES the EMPLOYEES declare and acknowledge jointly with the COMPANY that the present RULES supersede and replace any preceding negotiations or understanding between the COMPANY and the EMPLOYEES whether oral or written with respect to the incentive plans as generally understood.

10.4 Without prejudice to the provisions of the present RULES, changes to the present RULES may be effected only in writing and shall have the approval of the COMPANY on the one hand and by a number of EMPLOYEES at least equal to 51% (fifty-one per cent) of the EMPLOYEES who have accepted the present RULES.

10.5 Neither the COMPANY nor any of the EMPLOYEES shall be able to transfer in whole or in part the rights and obligations provided for by the present RULES, except for transfers, evidently, that are due to death.

10.6 Every information with respect to the Plan, or to the covenants with the individuals affected, shall be of a confidential and private nature and therefore shall not be disclosed, communicated and/or transmitted in any manner to other EMPLOYEES or to third parties for the entire duration of the Plan and for the three subsequent years, without prejudice to the obligations imposed by law.

ARTICLE 11        APPLICABLE LAW

11.1. The present RULES and consequently all of the rights with respect to the OPTIONS shall be governed by Italian law and shall be interpreted on the basis thereof.

ARTICLE 12        ARBITRATION

12.1. Any dispute arising between the COMPANY on the one hand, and each of the EMPLOYEES (his or her successors or assignees), on the other, arising out of the present RULES and from the covenants accessory thereto (including any dispute regarding the validity, interpretation and application of the present arbitration clause) shall be settled by means of legal arbitration procedure effected by a board of three arbiters appointed as follows.

         The first Arbiter shall be appointed by the Party that calls for the arbitration decision by means of a notification inviting the other Party to appoint its respective arbiter. The Party to whom the invitation is addressed shall provide notification of the identity of the Arbiter appointed by it no later than twenty days from such invitation. The third Arbiter, who shall assume the role of Chairman of the Board of Arbitration, shall be appointed by the joint consent of the first two Arbiters previously appointed by the Parties no later than twenty days after the appointment of the second Arbiter, or, in the absence of such joint consent, by the President of the Court of Florence. The latter shall (upon request of the Party initiating the petition) shall also designate (i) the second Arbiter in the event that the Party who had the obligation to make such appointment has not provided therefore by the aforesaid deadline; and (ii) the person called upon to replace any Arbiter who has failed to respond or who has not accepted the appointment, but only in the event in which said replacement has not been made by the Party obligated to provide therefor, or, in the case of the President, by the other two Arbiters within 20 days from the date on which said Arbiter fails to appear.

         The decision of the Arbiters shall be taken in a legal manner in conformity with the applicable legal norms and shall have the validity and effect of a judicial decision between the Parties under the applicable provisions of the Code of Civil Procedure.

12.2.    The arbitration proceedings shall take place in Florence.

12.3. With respect to proceedings involving the COMPANY and more than one EMPLOYEE, the latter group shall be considered as a single Party for purposes of the arbitration.

12.4. The arbitration proceeding expenses shall be borne by the Parties in accordance with the applicable resolutions of the board of arbitration.

ADDENDUM A TO THE RULES OF THE "2006-2007 EMPLOYEE INCENTIVE PLAN" REGARDING THE ORDINARY SHARES OF THE COMPANY El.En. S.p.A



El.En. S.p.A..

Via Baldanzese, 17

Calenzano (FI)



to the attention of Mr.




                                               [Calenzano] ------------





Under the provisions and for purposes of Article 3 of the Rules of the 2006-2007 Employee Incentive Plan, I hereby forward to you the Notification of Exercise for ____________ Options assigned to me, including the payment of the Underwriting price under the provisions of the said Rules.

I hereby request that you kindly proceed to issue the Shares due to me in correspondence with the Options exercised hereby, as provided for by the Rules.



Very truly yours,




                                                                    The Employee





                                                            --------------------